SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 14, 2007
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation)
0-3576
(Commission File Number)
58-0869052
(IRS Employer Identification Number)
191 Peachtree Street N.E., Suite 3600, Atlanta, GA 30303-1740
(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 407-1000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Effective on May 14, 2007, upon approval by the shareholders at the 2007 Annual Meeting of Stockholders of Cousins Properties Incorporated (the “Company”), the Company adopted an amendment to the 1999 Incentive Stock Plan to increase the number of shares of common stock available under the plan by 900,000 shares. A description of the material terms of the plan are set forth under the heading “Amendment to the 1999 Incentive Stock Plan” in the Company’s proxy statement filed with the Securities and Exchange Commission on April 13, 2007, which description is hereby incorporated into this Item 5.02(e) by reference. The text of the plan, as amended and restated as of May 14, 2007, is set forth in Annex B to the Company’s proxy statement, which text is hereby incorporated into this Item 5.02(e) by reference. The plan, as amended and restated, is also incorporated by reference in Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01  Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Cousins Properties Incorporated 1999 Incentive Stock Plan, as amended and restated, approved by the shareholders on May 14, 2007, filed as Annex B to the Company’s proxy statement dated April 13, 2007, and incorporated herein by reference.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2007

COUSINS PROPERTIES INCORPORATED

	By:	/s/ Robert M. Jackson

Robert M. Jackson Senior Vice President, General Counsel and Corporate Secretary